UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 16, 2020
NORDSTROM, INC.
(Exact name of registrant as specified in its charter)

Washington	001-15059	91-0515058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1617 Sixth Avenue, Seattle, Washington 98101
(Address of principal executive offices)
Registrant’s telephone number, including area code (206) 628-2111
Inapplicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, without par value	JWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement
Amendment of Revolving Credit Agreement
On April 16, 2020, Nordstrom, Inc. (the “Company”) and Bank of America, N.A., (the “Agent”) entered into a First Amendment (the “Amendment”) to the Revolving Credit Agreement originally dated as of September 26, 2018 (the “Credit Facility”) by and among the Company, the Agent and the Lenders named therein. Under the terms of the Amendment, our obligations under the Credit Facility will be guaranteed by certain of our subsidiaries.  In addition, the Amendment provides that during any period in which (i) the ratio of our adjusted debt to EBITDAR (the “Leverage Ratio”) is greater than 4.0 or (ii) our unsecured debt is rated below BBB- with a stable outlook at S&P and Baa3 with a stable outlook at Moody’s (in each case, a “Collateral Period”), our obligations under the Credit Facility will be secured by a pledge of substantially all of our personal property and we will be subject to a minimum liquidity covenant instead of the Leverage Ratio. The security provided to the Lenders under the Credit Facility does not include our ownership interest in Nordstrom Real Estate Holdings, LLC (“NREH”), which has been pledged to support our 8.750% Senior Secured Notes due 2025 as described below.  When we are not in a Collateral Period, the Amendment provides that our obligations under the Credit Facility will be unsecured. The Amendment contains further provisions which impose requirements to maintain our deposit and cash management accounts with members of the lending group as well as revised negative covenants with respect to the creation of additional liens on our assets, payment of dividends or share repurchases during a Collateral Period, and prohibitions on transfers of assets above certain thresholds.
Many of the banking firms that are a party to the Amendment or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for us and certain of our subsidiaries and affiliates, for which services they have in the past received, and may in the future receive, compensation and reimbursement of expenses.
The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the text of the Amendment, a copy of will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending May 2, 2020.
Indenture
On April 16, 2020, the Company closed its previously announced private offering (the “Notes Offering”) of $600 million aggregate principal amount of 8.750% Senior Secured Notes due 2025 (the “Secured Notes”). The Secured Notes were issued pursuant to an Indenture, dated as of April 16, 2020 (the “Indenture”) among Nordstrom, Inc., the subsidiary guarantor parties thereto and Wells Fargo Bank, N.A., as Trustee and Collateral Trustee. The Secured Notes mature May 15, 2025 unless earlier redeemed or repurchased. No sinking fund is provided for the Secured Notes. Interest on the Secured Notes will accrue from April 16, 2020 and is payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2020, at a rate of 8.750% per year. The Secured Notes are fully and unconditionally guaranteed by first-priority security interests in the Company’s ownership interest in NREH as well as mortgages or deeds of trust, as applicable, which are expected to be placed on each of the six full-line stores, including the Company’s Seattle flagship, and the six distribution centers held by NREH. Apart from the Seattle location, none of the Company’s other flagship stores are encumbered by the Secured Notes. Similarly, none of the Company’s omni-channel fulfillment centers are encumbered by the Secured Notes. The Secured Notes are guaranteed on an unsecured basis by certain of the Company’s subsidiaries that own or operate Trunk Club as well as the Company’s Canadian operations, credit business and material intellectual property.

The Indenture contains covenants that limit the ability of the Company and the subsidiary guarantors to incur additional debt, make certain dividend payments or other distributions in respect of their equity, make investments or sell assets above certain thresholds, create additional liens on assets or engage in certain strategic transactions. The Indenture permits the Company to prepay the Secured Notes beginning in 2022, at a premium which varies depending upon the timing of the repayment. Additionally, upon the occurrence of certain change of control triggering events, the Indenture requires the Company to repurchase the Secured Notes for 101% of the aggregate principal amount of the Secured Notes being repurchased plus all accrued but unpaid interest as of the date of repurchase. The Indenture sets forth certain events of default after which the Secured Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or any of the subsidiary guarantors. In addition to being governed by the Indenture, the rights of the holders of the Secured Notes are governed by the entry by the Company, the Trustee, and the Agent under the Amendment to the Credit Facility into certain intercreditor agreements which govern the rights and priorities of the secured parties under the Indenture and the Credit Facility.
The Secured Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or to non-U.S. investors in reliance on Regulation S under the Securities Act. The Secured Notes were not, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
Wells Fargo Bank, N.A., which serves as Trustee and Collateral Trustee under the Indenture, is one of our lenders under the Credit Facility and has in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for us and certain of our subsidiaries and affiliates, for which services it has in the past received, and may in the future receive, compensation and reimbursement of expenses.
The foregoing description of the Indenture and the Secured Notes above is qualified in its entirety by reference to the text of the Indenture and the form of Note attached thereto, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending May 2, 2020.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above in response to Item 1.01 is incorporated by reference into this Item 2.03.
ITEM 8.01 Other Events
On April 16, 2020, the Company issued a press release announcing additional liquidity and flexibility as a result of the amendment of its Revolving Credit Agreement and the closing of the private offering of $600 million aggregate principal amount of 8.750% Senior Secured Loans due 2025, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 9.01 Financial Statements and Exhibits

99.1	Press release of Nordstrom, Inc., dated April 16, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.
(Registrant)

/s/ Ann Munson Steines
Ann Munson Steines
Executive Vice President,
General Counsel and Corporate Secretary

Date: April 16, 2020